Exhibit 8.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

4 August 2025

Matter No.:1001582/110652514

+852 2842 9403

Beverly.Cheung@conyers.com

Voltage X Limited

Suite 1, Level 2

34 Queen Street

Melbourne VIC 3000

Australia

Dear Sir/Madam,

Re: Voltage X Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement and a draft of the prospectus (the “Prospectus”) contained in the registration statement on Form F-1, filed with the U.S. Securities and Exchange Commission (the “Commission”) on 4 August 2025 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of class A ordinary shares, par value US$0.000001 each of the Company (the “Class A Ordinary Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed:

1.1.	copies of the current memorandum and articles of association of the Company adopted on 21 June 2024;

1.2.	copies of the latest drafts of the amended and restated memorandum and articles of association of the Company to become effective immediately prior to the completion of the Company’s initial public offering of its Class A Ordinary Shares (the “Listing M&As”);

1.3.	a copy of an undertaking from the Governor in Cabinet of the Cayman Islands under the Tax Concessions Act dated 19 December 2024; and

1.4.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement reviewed by us;

2.3.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with and declared effective by the Commission; and

2.4.	that the Listing M&As will become effective immediately prior to the completion of the Company’s initial public offering of its Class A Ordinary Shares.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Class A Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Taxation – Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the Prospectus forming part of the Registration Statement.

In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman